UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 28, 2013

Northern Trust Corporation

(Exact name of Registrant as specified in its charter)

Delaware	0-5965	36-2723087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 South LaSalle Street, Chicago, Illinois	60603
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 630-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On October 31, 2013, Northern Trust Corporation (the “Corporation”) completed a public offering of $750 million aggregate principal amount of its 3.950% subordinated notes due 2025 (the “Subordinated Notes”). On October 28, 2013, the Corporation entered into an Underwriting Agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co., as representatives of the several underwriters listed therein (the “Underwriters”) in connection with the issuance and sale of the Subordinated Notes.

The Subordinated Notes were issued under a Junior Subordinated Indenture, dated January 1, 1997, (the “Base Indenture”) as amended and supplemented by the First Supplemental Indenture, dated October 31, 2013 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), between the Corporation and The Bank of New York Mellon Trust Company, N.A. (as successor to The First National Bank of Chicago, a national banking association), as trustee.

The Indenture does not limit the amount of debt the Corporation may issue. An event of default with respect to the Subordinated Notes will occur only if (i) the Corporation commences a case or proceeding to be adjudicated bankrupt or insolvent, consents to the appointment of a receiver, liquidator, or other similar official with respect to the Corporation, or makes an assignment for the benefit of creditors; or (ii) a court enters a decree or order adjudging the Corporation bankrupt or insolvent, or appointing a receiver, liquidator or other similar official with respect to the Corporation, and the decree or order remains in force for 90 days. The Corporation may not redeem the Subordinated Notes prior to maturity.

Certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Corporation for which they received or will receive customary fees and expenses. In addition, the Corporation’s broker-dealer subsidiary has referral agreements with certain of the Underwriters under which it may refer securities underwriting opportunities to those underwriters, for which it would receive a referral fee.

The Subordinated Notes were offered pursuant to the Corporation’s shelf registration statement on Form S-3 (File No. 333-175892) and the prospectus included therein, filed with the Securities and Exchange Commission on July 29, 2011, and supplemented by the prospectus supplement, dated October 28, 2013. The above description of the Underwriting Agreement and the Indenture is qualified in its entirety by reference to the full text of such agreements. Copies of the Underwriting Agreement, the Base Indenture, the Supplemental Indenture, and the Form of Note, are filed or incorporated by reference as Exhibits 1.1, 4.1, 4.2, and 4.3 respectively.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 1.1	Underwriting Agreement, dated October 28, 2013, among the Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co., as representatives of the several underwriters listed therein.

Exhibit 4.1

Junior Subordinated Indenture, dated as of January 1, 1997, between the Corporation and The Bank of New York Mellon Trust Company, N.A. (as successor to The First National Bank of Chicago, a national banking association), as trustee (incorporated herein by reference to Exhibit 4(a) to the Corporation’s Current Report on Form 8-K dated January 16, 1997).

Exhibit 4.2	First Supplemental Indenture, dated October 31, 2013, between the Corporation and The Bank of New York Mellon Trust Company, N.A. (as successor to The First National Bank of Chicago, a national banking association), as trustee.

Exhibit 4.3	Form of 3.950% Subordinated Note due 2025

Exhibit 5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Corporation

Exhibit 23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northern Trust Corporation

Date: October 31, 2013	By:	/s/ David L. Tentinger
David L. Tentinger Executive Vice President and Treasurer

EXHIBIT INDEX

Number	Description

Exhibit 1.1	Underwriting Agreement, dated October 28, 2013, among the Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co., as representatives of the several underwriters listed therein

Exhibit 4.1

Junior Subordinated Indenture, dated as of January 1, 1997, between the Corporation and The Bank of New York Mellon Trust Company, N.A. (as successor to The First National Bank of Chicago, a national banking association), as trustee (incorporated herein by reference to Exhibit 4(a) to the Corporation’s Current Report on Form 8-K dated January 16, 1997).

Exhibit 4.2	First Supplemental Indenture, dated October 31, 2013, between the Corporation and The Bank of New York Mellon Trust Company, N.A. (as successor to The First National Bank of Chicago, a national banking association), as trustee

Exhibit 4.3	Form of 3.950% Subordinated Note due 2025

Exhibit 5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Corporation

Exhibit 23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)